EXHIBIT "99"

                       EAST TEXAS FINANCIAL SERVICES, INC.

--------------------------------------------------------------------------------
           1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910
                       o 903-593-1767 o Fax 903-593-1094




                                  NEWS RELEASE


For verification, contact:  Gerald W. Free, Vice Chairman/President/CEO
                            Derrell W. Chapman, Executive Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release:  September 8, 2003

------------------------------------------------------------------------------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                          ANNOUNCES DEREGISTRATION WITH
                       SECURITIES AND EXCHANGE COMMISSION


     Tyler, Texas, September 8, 2003 -- East Texas Financial Services, Inc. (OTC/Bulletin Board; ETFS.OB) announced today that it intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") on, September 15, 2003. The Form 15 is being filed with the SEC in order to terminate the Company's common stock registration under the Securities and Exchange Act of 1934 (the "1934 Act"). East Texas intends to take all reasonable steps to allow its common stock to continue to be quoted on the OTC Electronic Bulletin Board, but can make no assurances that it will be able to do so.

     The obligations of East Texas Financial Services, Inc. to file periodic reports with the SEC, including reports on Forms 10-KSB, 10-QSB and 8-K will cease upon filing of the Form 15. Once the Form 15 is effective, which is expected to be within 90 days of filing, the obligations of East Texas to file proxy statements with the SEC will also cease.

     According to Gerald W. Free, President and Chief Executive Officer of the Company, "East Texas is taking this action in order to reduce operating expenses. The continuing increased costs and administrative burdens of being a public company, including our reporting obligations with the SEC are factors in this decision. This is due, in part, to the small number of shareholders and the low level of trading activity in East Texas common stock. Therefore, the board of directors concluded that continued registration with the SEC is no longer cost effective." Mr. Free emphasized, "This action will in no way change the way East Texas conducts business, and East Texas will continue to provide certain information to stockholders, companies that make a market in our stock, and other interested parties on a periodic basis."

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and a loan agency in the Tyler area and one full service office in Gilmer, TX.






                                      -END-